                                  EXHIBIT C

                         REGISTRATION RIGHTS AGREEMENT


     This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of August 2, 2000 by and between NATIONSRENT, INC., a Delaware corporation ("NationsRent"), NR2 HOLDINGS LIMITED, a Cayman Islands company, DB CAPITAL INVESTORS, L.P., a Delaware limited partnership, J.P. MORGAN CAPITAL CORPORATION, a Delaware corporation and SIXTY WALL STREET FUND, L.P., a Delaware limited partnership (collectively, the "Holders"), and James L. Kirk and H. Wayne Huizenga. Certain other capitalized terms used herein are defined in
Section 10 and throughout this Agreement.

     WHEREAS, NationsRent and the Holders have entered into a Preferred Stock Purchase Agreement dated as of the date hereof (the "Stock Purchase Agreement"), pursuant to which NationsRent agrees to issue 100,000 shares of its Series B Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock") to the Holders; and

     WHEREAS, the Preferred Stock is convertible into NationsRent common stock, par value $.01 per share (the "Common Stock"), as provided in the Stock Purchase Agreement; and

     WHEREAS, NationsRent has agreed to provide to the Holders the registration rights provided herein with respect to the Registrable Securities;

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in the Stock Purchase Agreement, the parties agree as follows:

1.   Demand Registration.
     -------------------

          (a) Registration on Request. At any time after the 90th day following the First Closing (as defined in the Stock Purchase Agreement), upon written request by the Holders of at least a majority (by number of shares) of the Registrable Securities, NationsRent shall utilize best reasonable efforts to cause, as soon as practicable following the date of such notice, a registration statement to be filed under the Securities Act or a pending registration statement to be amended for the purpose of registering the Registrable Securities for resale by the requesting Holders in accordance with the intended method of disposition stated in such request; provided that NationsRent shall not be required to effect any registration pursuant to this Section 1(a) on more than three (3) separate occasions. Each request for a demand registration shall specify the approximate number of Registrable Securities requested to be registered and the anticipated per share price range for such offering. NationsRent shall give all other Holders written notice of such written request within ten (10) days thereof and give all other Holders the opportunity to request that their Registrable Securities be included in the registration statement filed with the SEC. No request for registration may be made pursuant to this Section 1(a) unless the Registrable Securities requested to be registered on behalf of requesting Holders total at least 25% of the aggregate number of Registrable Securities acquired by the Holders in the First Closing and the Second Closing (as defined in the Stock Purchase Agreement) or have a market value (based upon the closing price of such Registrable Securities quoted on the securities exchange or over-the-counter quotation system on which such Registrable Securities are listed or quoted, as the case may be, on the trading day immediately preceding any request pursuant to this Section 1(a)) of at least $25 million at the close of the last trading day prior to such request.

          (b) Registration Statement Form. Registrations under Section 1(a) shall be on such appropriate registration form of the SEC as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in the request for such registration and as shall be permitted under the Securities Act.

          (c) Effective Registration Statement. A registration requested pursuant to Section 1(a) shall be deemed to have been effected if a registration statement with respect thereto has become effective, provided that a registration statement which does not become effective after NationsRent has filed a registration statement with respect thereto solely by reason of the refusal by the Holders to proceed (other than a refusal to proceed based upon the written advice of counsel relating to a material matter regarding the Company) shall be deemed to have been effected by the Company at the request of such Holders, unless (i) after it has become effective, such registration statement becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, other than by reason of an act or omission attributable to such Holders with respect thereto; provided that upon the lifting of any such order registration will be deemed to be effective, or (ii) unless the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than by reason of an act or omission attributable to such Holders.

          (d)  Selection of Underwriters.

               (i) If a requested registration pursuant to Section 1(a) involves an underwritten public offering, the managing or lead underwriter shall be selected by NationsRent and shall be reasonably acceptable to the Holders of a majority (by number of shares) of the Registrable Securities as to which registration has been requested and a majority (by number of shares) of the Series A Registrable Securities as to which registration is requested pursuant to the piggyback rights contained in Section 2(a) of the Series A Registration Rights Agreement, which shall not unreasonably withhold their acceptance of any such underwriters, and one co-managing or co-lead underwriter shall be selected by the Holders of a majority (by number of shares) of the Registrable Securities as to which registration has been requested and a majority (by number of shares) of the Series A Registrable Securities as to which registration has been requested and shall be reasonably acceptable to NationsRent, which shall not unreasonably withhold its acceptance of any such co-managing or co-lead underwriter. If a majority of the Registrable Securities and a majority of the Series A Registrable Securities are unable to agree on the selection of a co-lead or co-managing underwriter, then the selection shall be made by NationsRent.

               (ii) If a requested registration pursuant to the demand rights contained in Section 1(a) of the Series A Registration Rights Agreement involves an underwritten public offering, the managing or lead underwriter shall be selected by NationsRent and shall be reasonably acceptable to the Holders of a majority (by number of shares) of the Series A Registrable Securities as to which registration has been requested and a majority (by number of shares) of the Registrable Securities as to which registration is requested pursuant to the piggyback rights contained in Section 2(a) of this Agreement, which shall not unreasonably withhold their acceptance of any such underwriters, and one co-managing or co-lead underwriter shall be selected by the Holders of a majority (by number of shares) of the Series A Registrable Securities as to which registration has been requested and a majority (by number of shares) of the Registrable Securities as to which registration has been requested and shall be reasonably acceptable to NationsRent, which shall not unreasonably withhold its acceptance of any such co-managing or co-lead underwriter. If a majority of the Series A Registrable Securities and a majority of the Registrable Securities are unable to agree on the selection of a co-lead or co-managing underwriter, then the selection shall be made by NationsRent.

          (e)  Priority on Demand Registrations.

               (i) If a requested registration pursuant to Section 1(a) involves an underwritten public offering and the managing or lead underwriter advises NationsRent in writing, with a copy to each Holder requesting registration, that in its opinion the number of securities requested to be included in such registration (including securities to be sold by NationsRent or by other persons who are not Holders of Registrable Securities) exceeds the number of securities which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority (by number of shares) of the Registrable Securities that are requested to be included in such registration and the holders of a majority (by number of shares) of the Series A Registrable Securities that are requested to be included in such registration, if any, pursuant to the piggyback rights contained in Section 2(a) of the Series A Registration Rights Agreement, without adversely affecting the marketability of the offering, NationsRent shall include in such registration prior to the inclusion of any other securities the number of Registrable Securities that are requested to be included, and the number of Series A Registrable Securities that are requested to be included pursuant to the piggyback rights contained in Section 2(a) of the Series A Registration Rights Agreement, which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Registrable Securities or Series A Registrable Securities requested by each such holder to be included in such offering.

               (ii) If a requested registration pursuant to Section 1(a) of the Series A Registration Rights Agreement involves an underwritten public offering and the managing or lead underwriter advises NationsRent in writing, with a copy (at the address set forth in the Series A Registration Rights Agreement) to each holder of Series A Registrable Securities requesting registration, that in its opinion the number of securities requested to be included in such registration (including securities to be sold by NationsRent or by other persons who are not holders of Series A Registrable Securities) exceeds the number of securities which can be sold in an orderly manner in such offering within a price range acceptable to the holders of a majority (by number of shares) of the Series A Registrable Securities that are requested to be included in such registration and the Holders of a majority (by number of shares) of the Registrable Securities that are requested to be included in such registration, if any, pursuant to the piggyback rights contained in Section 2(a) of this Agreement, without adversely affecting the marketability of the offering, NationsRent shall include in such registration prior to the inclusion of any other securities the number of Series A Registrable Securities that are requested to be included and the number of Registrable Securities that are requested to be included pursuant to the piggyback rights contained in Section 2(a) of this Agreement, which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective holders thereof on the basis of the amount of Series A Registrable Securities or Registrable Securities requested by each such holder to be included in such offering.

          (f) Restrictions on Demand Registration. NationsRent shall not be obligated to effect any registration pursuant to Section 1(a) during any of the following periods: (i) 30 days prior to the anticipated commencement of an underwritten public offering by NationsRent of its equity securities and 90 days subsequent to the consummation of such underwritten public offering unless, in the good faith judgment of the managing or lead underwriter or underwriters thereof, which is confirmed in writing, such filing would not have an adverse effect on such offering, (ii) if such filing is prohibited by applicable law or
(iii) if NationsRent determines in good faith that the filing or effectiveness of such registration statement would require NationsRent to disclose a material financing, acquisition or other corporate transaction or development, and the proper officers of NationsRent shall have determined in good faith that such disclosure is not in the best interests of NationsRent, provided that NationsRent may not delay the filing or effectiveness of any registration statement pursuant to this Section 1(f) for more than an aggregate of 180 days in any twelve-month period; provided, further, that NationsRent shall file the registration statement and cause it to become effective as soon as reasonably practicable after it shall determine in its good faith judgment that such registration will not materially interfere with or materially adversely affect the financing, acquisition or other corporate transaction or development.

2.   Piggyback Registration.
     ----------------------

          (a) Right to Piggyback. The Holders of the Registrable Securities are hereby granted the following piggyback registration rights with respect to the Registrable Securities. Whenever NationsRent proposes to file a registration statement, other than pursuant to Section 1(a) above, for the registration of shares of its Common Stock in connection with an underwritten primary public offering on behalf of NationsRent or an underwritten secondary public offering on behalf of other persons who are not the Holders of Registrable Securities, NationsRent will, prior to such filing, give fifteen (15) days prior written notice to the Holders of its intention to do so and, upon the written request of any of the Holders given within ten (10) days after receipt of such notice, NationsRent shall, subject to the terms of this Agreement, use its best reasonable efforts to cause the Registrable Securities which NationsRent has been requested to register by such Holders to be registered under the Securities Act to the extent necessary to permit their sale. If, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, NationsRent shall determine for any reason (other than by reason of acts or omissions attributable to any of the Holders) either not to register or to delay registration of such securities, NationsRent may, at its election, give written notice of such determination to each Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any Holders entitled to do so to request that such registration be effected as a registration under
Section 1(a), and (ii) in the case of a determination to delay registration, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2(a) shall relieve NationsRent of its obligation to effect any registration upon request under Section 1(a), nor shall any such registration hereunder be deemed to have been effected pursuant to Section 1(a).

          (b)  Priority in Piggyback Registrations.

               (i) In a requested registration pursuant to Section 2(a), if the managing or lead underwriters advise NationsRent in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to NationsRent or the other persons who are not Holders of Registrable Securities who requested the filing of a registration statement as contemplated by Section 2(a) above, NationsRent shall include in such registration (i) first, if the registration was initiated by NationsRent, the securities NationsRent proposes to sell, and (ii) second, the Registrable Securities and securities held by other persons who are not Holders of Registrable Securities requested to be included in such registration, pro rata among the Holders of Registrable Securities and the other persons who are not Holders of Registered Securities on the basis of the number of shares requested by each such Holder of Registrable Securities and each other person who is not a Holder of Registrable Securities to be included in such offering. Notwithstanding the foregoing, if the registration was requested by holders of Series A Registrable Securities pursuant to their demand registration rights under Section 1(a) of the Series A Registration Rights Agreement, then the priority shall be as set forth in Section 1(e)(ii) of this Agreement.

               (ii) In a requested registration pursuant to Section 2(a) of the Series A Registration Rights Agreement, if the managing or lead underwriters advise NationsRent in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to NationsRent or the other persons who are not holders of Series A Registrable Securities who requested the filing of a registration statement as contemplated by Section 2(a) of the Series A Registration Rights Agreement, NationsRent shall include in such registration (i) first, if the registration was initiated by NationsRent, the securities NationsRent proposes to sell, and (ii) second, the Series A Registrable Securities and securities held by other persons who are not holders of Series A Registrable Securities requested to be included in such registration, pro rata among the holders of Series A Registrable Securities and the other persons who are not holders of Series A Registered Securities on the basis of the number of shares requested by each such holder of Series A Registrable Securities and each other person who is not a holder of Series A Registrable Securities to be included in such offering. Notwithstanding the foregoing, if the registration was requested by holders of Registrable Securities pursuant to their demand registration rights under Section 1(a) of this Agreement, then the priority shall be as set forth in Section 1(e)(i) of this Agreement.

3.   Holdback Agreements.
     -------------------

          (a) So long as a Holder and its affiliates own Common Stock and/or Preferred Stock convertible into Common Stock exceeding 5% of the Common Stock of NationsRent then outstanding or such Holder has the right to designate one or more directors to the board of directors of NationsRent (unless otherwise required by the underwriters), such Holder of Registrable Securities shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of NationsRent, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and the 90-day period beginning on the effective date of any underwritten registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering agree to a shorter restricted period for Messrs. Kirk or Huizenga in which case such shorter period shall apply to such Holder.

          (b) NationsRent (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven (7) days prior to and during the 90-day period beginning on the effective date of any underwritten demand registration or any underwritten piggyback registration (except as part of such underwritten registration), unless the underwriters managing the registered public offering otherwise agree, and (ii) shall use best reasonable efforts to cause each holder of at least 5% (on a fully-diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased or acquired from NationsRent at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering otherwise agree.

4.   Registration Procedures.  Whenever the Holders of Registrable Securities
     -----------------------
have requested that any Registrable Securities be registered pursuant to this Agreement, NationsRent shall use its best reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto NationsRent shall as expeditiously as possible:

          (a) prepare and as soon as reasonably practicable file with the SEC a registration statement with respect to such Registrable Securities and use its best reasonable efforts to cause such registration statement to become and remain effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, NationsRent shall furnish to the counsel selected by the Holders of at least a majority (by number of shares) of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

          (b) notify each seller of Registrable Securities of the effectiveness of each registration statement filed hereunder and prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 180 days and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

          (c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

          (d) use its best reasonable efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition of the Registrable Securities owned by such seller in such jurisdictions (provided that NationsRent shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

          (e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and, at the request of any such seller, NationsRent shall promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

          (f) use its best reasonable efforts to cause all such Registrable Securities to be listed on each securities exchange on which securities of the same class are then listed;

          (g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

          (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions (including, without limitation, causing the Chief Executive Officer, the Chief Financial Officer or an Executive Vice President reasonably acceptable to the Holders to participate in any "road show" or "road shows") as the sellers of at least a majority (by number of shares) of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

          (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of NationsRent, and cause NationsRent's officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

          (j) otherwise use its best reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its stockholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of NationsRent's first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of
Section 11(a) of the Securities Act and Rule 158 thereunder;

          (k) if and to the extent that any seller of Registrable Securities, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of NationsRent, permit such seller to participate in the preparation of such registration or comparable statement and require the insertion therein of material, furnished to NationsRent in writing, which in the reasonable judgment of such seller and its counsel should be included;

          (l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, use its best reasonable efforts promptly to obtain the withdrawal of such order;

          (m) use its best reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities; and

          (n) furnish to each Holder of Registrable Securities a cold comfort letter from NationsRent's independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as the sellers of at least a majority (by number of shares) of the Registrable Securities being sold reasonably request, in form and substance reasonably satisfactory to such Holder.

          NationsRent will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference and proposed to be filed after the initial filing of the registration statement) to which the Holders of at least a majority (by number of shares) of Registrable Securities covered by such registration statement or the underwriter or underwriters, if any, shall reasonably object, provided that NationsRent may file such document in a form required by law upon the advice of its counsel.

5.   Registration Expenses.  NationsRent will pay or cause to be paid all
     ---------------------
Registration Expenses (as defined below) in connection with any registration of Registrable Securities requested pursuant to this Agreement. "Registration Expenses" means all expenses incident to NationsRent's performance of or compliance with this Agreement, including without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing expenses, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, fees and disbursements of counsel for NationsRent and all independent certified public accountants, underwriters (excluding discounts and commissions) and other persons retained by NationsRent and the reasonable fees and disbursements of one counsel chosen by the Holders of at least a majority (by number of shares) of the Registrable Securities included in such registration. Registration Expenses shall not include any taxes payable in connection with the resale of the Registrable Securities.

6.   Indemnification.
     ---------------

          (a) Indemnification by NationsRent. NationsRent agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers, directors, partners, members, affiliates and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and, except as otherwise provided herein, NationsRent will reimburse such Holder, officer, director, partner, member, affiliate and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending against any such loss, claim, damage, liability or expense, except insofar as the same arise from or are based upon any information made in reliance upon and in conformity with written information provided to NationsRent by such Holder expressly for use therein or by such Holder's failure to deliver a copy of the final prospectus or any amendments or supplements thereto after NationsRent has furnished such Holder with a sufficient number of copies of the same. In connection with an underwritten offering, NationsRent shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Securities.

          (b) Indemnification by the Holders. In connection with any registration statement in which a Holder of Registrable Securities is participating, each such Holder shall furnish to NationsRent in writing such information and affidavits as NationsRent reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify NationsRent, its directors and officers and each person who controls NationsRent (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in reliance upon and in conformity with written information furnished to NationsRent by such Holder specifically stating that it is for use in the preparation of such registration statement, prospectus or preliminary prospectus, amendment or supplement; provided that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such registration statement. In connection with an underwritten offering, the selling Holders of Registrable Securities shall indemnify such underwriters, their officers and directors and each person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of NationsRent.

          (c) Notice of Claims. Any person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person's right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any indemnified party may, at its own expense, retain separate counsel to participate in such defense. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation or which requires action other than the payment of money by the indemnifying party. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

          (d) Survival of Indemnification. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, partner, member, affiliate or controlling person of such indemnified party and shall survive the transfer of securities.

          (e) Contribution. If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any loss, claim, damage, liability or expense referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage, liability or expense (i) in such proportion as is appropriate to reflect the relative benefits received by NationsRent on the one hand and the Holder or other person, as the case may be, on the other from the distribution of the Registrable Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of NationsRent on the one hand and of the Holder or other person, as the case may be, on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or expense, as well as any other relevant equitable considerations. The relative benefits received by NationsRent on the one hand and the Holder or other person, as the case may be, on the other in connection with the distribution of the Registrable Securities shall be deemed to be in the same proportion as the total net proceeds received by NationsRent from the initial sale of the Registrable Securities by NationsRent to the Holder pursuant to the Stock Purchase Agreement bear to the gain, if any, realized by the selling Holder or the underwriting discounts and commissions received by the underwriter, as the case may be. The relative fault of NationsRent on the one hand and of the Holder or other person, as the case may be, on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission to state a material fact relates to information supplied by NationsRent, by the Holder or by the other person and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, provided that the foregoing contribution agreement shall not inure to the benefit of any indemnified party if indemnification would be unavailable to such indemnified party by reason of the provisions contained in the first sentence of Section 6(a), and in no event shall the obligation of any indemnifying party to contribute under this Section 6(e) exceed the amount that such indemnifying party would have been obligated to pay by way of indemnification if the indemnification provided for under this Section 6 had been available under the circumstances.

     The Company and the Holders of Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 6(e) were determined by pro rata allocation (even if the Holders and any underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth in the preceding sentence and Section 6(c), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

     Notwithstanding the provisions of this Section 6(e), no Holder of Registrable Securities or underwriter shall be required to contribute any amount in excess of the amount by which (i) in the case of any such Holder, the net proceeds received by such Holder from the sale of Registrable Securities or (ii) in the case of an underwriter, the total price at which the Registrable Securities purchased by it and distributed to the public were offered to the public exceeds, in any such case, the amount of any damages that such Holder or underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.   Participation in Underwritten Registrations.  No Holder may participate in
     -------------------------------------------
any registration hereunder which involves an underwritten offering unless such Holder (i) agrees to sell such Holder's securities on the basis provided in any underwriting arrangements approved by the parties entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no Holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to NationsRent or the underwriters (other than representations and warranties regarding such Holder and such Holder's intended method of distribution) or to undertake any indemnification obligations to NationsRent or the underwriters with respect thereto, except as otherwise provided in paragraph 6 hereof.

8.   Other Agreements.  NationsRent shall not enter into any agreement or
     ----------------
instrument which would conflict with or result in a material breach or violation of any of the terms or provisions of this Agreement. In addition, NationsRent shall not enter into any agreement or instrument with any person which grants such person demand registration rights similar to those in Section 1(a) which preclude the Holders of Registrable Securities from exercising their rights pursuant to Section 2(a) hereof in connection with any registration statement filed pursuant to which such person will sell securities of NationsRent.

9.   Tag-Along Rights.
     ----------------

          (a)  Certain Definitions.
               -------------------

               (i) The term "Huizenga Shares" means all shares of Common Stock beneficially owned by H. Wayne Huizenga as of the date hereof, and any of such shares which are subsequently transferred to a Huizenga Transferee (such persons, the "Huizenga Stockholders").

               (ii) The term "Huizenga Transferee" means (i) any member of Mr. Huizenga's immediate family, or (ii) any trust, limited partnership or similar entity controlled by H. Wayne Huizenga or any members of Mr. Huizenga's immediate family, or with respect to which he has or they have a beneficial interest.

               (iii) The term "Kirk Shares" means all shares of Common Stock beneficially owned by James L. Kirk or Kirk Holdings Limited Partnership as of the date hereof, and any such shares which are subsequently transferred to a Kirk Transferee (such persons, the "Kirk Stockholders").

               (iv) The term "Kirk Transferee" means (i) any member of Mr. Kirk's immediate family, or (ii) any trust, limited partnership or similar entity controlled by James L. Kirk, Kirk Holdings Limited Partnership or any member of Mr. Kirk's immediate family, or with respect to which he has or they have a beneficial interest.

               (v) The term "Tag-Along Sale" means any transaction or series of transactions occurring at substantially the same time (other than underwritten offerings, transfers for tax or estate planning purposes or any pledge as security in a bona fide loan transaction and any related foreclosure or margin sales) which involves the sale by any Huizenga Stockholder or Kirk Stockholder, or both, of shares of Common Stock, representing 2% or more of the outstanding shares of Common Stock, calculated on a fully-diluted basis for all outstanding options, warrants and other securities convertible into or exchangeable for shares of Common Stock, including but not limited to the Registrable Securities and the Series A Registrable Securities.

          (b)  Tag-Along Right.  Prior to the fifth anniversary of the Second
               ---------------
Closing, in connection with any proposed Tag-Along Sale, the Huizenga Stockholders and the Kirk Stockholders participating in such sale shall afford the Holders and the Series A Holders (pro rata among such Holders and Series A Holders based on the numbers of Registrable Securities or Series A Registrable Securities held by them) the opportunity to participate in such sale, on the same terms and conditions as such Huizenga Stockholders and Kirk Stockholders, with respect to the number of shares of Common Stock equal to the number derived by multiplying the total number of shares proposed to be sold in the Tag-Along Sale by a fraction, the numerator of which is the total number of shares of Common Stock then held by the Holders and the Series A Holders (including shares issuable upon the conversion of shares of Preferred Stock) and the denominator of which is the sum of (i) the total number of shares of Common Stock then held by the Holders and the Series A Holders (including shares issuable upon the conversion of shares of Preferred Stock), (ii) the total number of Huizenga Shares then held by the Huizenga Stockholders if any Huizenga Stockholder is participating in such sale and (iii) the total number of Kirk Shares then held by the Kirk Stockholders if any Kirk Stockholder is participating in such sale.

          (c)  Notices.  The Huizenga Stockholders or the Kirk Stockholders
               -------
participating in any Tag-Along Sale shall, at least five (5) days prior to the Tag-Along Sale, give written notice to the Holders in accordance with Section 11(a) of this Agreement and to the Series A Holders in accordance with Section 11(a) of the Series A Registration Rights Agreement providing a summary of the terms of the proposed sale and the number of Huizenga Shares and Kirk Shares proposed to be sold in such Tag-Along Sale. Each Holder or Series A Holder may exercise its right to participate in such Tag-Along Sale by providing written notice to any of the Huizenga Stockholders or Kirk Stockholders participating in such Tag-Along Sale, stating the number of shares of Common Stock that the Holder or Series A Holder wishes to sell in the Tag-Along Sale. If no Tag-Along Notice is received by the Huizenga Stockholders or the Kirk Stockholders in the five (5) day period prior to the proposed sale, the Huizenga Stockholders and the Kirk Stockholders shall have the right for a 30-day period to sell up to the proposed number of shares on terms and conditions no more favorable in any material respect than those stated in the notice provided to the Holders and the Series A Holders pursuant to the first sentence of this Section 9(c) (provided that, in connection with any proposed Tag-Along Sale intended to be substantially at market price, the sales price can be substantially at market).

          (d)  Certain Transfers.  No transfer of Huizenga Shares to a Huizenga
               -----------------
Transferee and no transfer of Kirk Shares to a Kirk Transferee will be made unless the Huizenga Transferee or the Kirk Transferee, as the case may be, agrees to be bound by the provisions of this Section 9; provided that shares of Common Stock which are sold by either Mr. Huizenga or Mr. Kirk to any Huizenga Transferee or Kirk Transferee, respectively, in a bona fide sale transaction at fair market value shall not be deemed to be held by the respective transferee for purposes of any Tag-Along Sale.

10.  Definitions. As used in this Agreement, the following terms shall have the
     -----------
following respective meanings:

          "Affiliate" shall have the meaning attributed thereto under Rule 12b-2 under the Exchange Act.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

          "Registrable Securities" shall mean, as of any date of determination, outstanding shares of Common Stock that were issued by NationsRent upon the conversion of the Preferred Stock, shares of Common Stock issuable by NationsRent upon conversion of any Preferred Stock and any other shares of capital stock of NationsRent issued in respect of any of the foregoing as a result of stock splits, stock dividends, reclassification, recapitalization, mergers, consolidations or similar events; provided that any such securities shall no longer be Registrable Securities if such securities have been resold or exchanged pursuant to an effective registration statement or pursuant to Rule 144 under the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations promulgated thereunder, all as the same shall be in effect at the time.

          "Series A Holders" means the holders of the Series A Registrable Securities.

          "Series A Registrable Securities" means Registrable Securities as defined in the Series A Registration Rights Agreement.

          "Series A Registration Rights Agreement" means the Registration Rights Agreement dated July 20, 1999 among NationsRent, NR Holdings Limited and NR Investments Limited, as amended by an amendment dated the date hereof.

11.  Miscellaneous.
     -------------

          (a)  Notice Generally.  Any notice, request, consent, approval,
               ----------------
declaration, delivery or other communication hereunder to be made pursuant to the provisions of this Agreement shall be sufficiently given or made if in writing and either delivered in person with receipt acknowledged, delivered by reputable overnight courier, telecopied and confirmed separately in writing by a copy mailed or sent by registered or certified mail, return receipt requested, postage prepaid, to the appropriate address or addresses set forth in the Stock Purchase Agreement.

          (b)  Successors and Assigns. This Agreement shall inure to the benefit
               ----------------------
of and be binding upon the successors and assigns of each of the parties hereto; provided that none of the Holders may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement, without the prior written consent of NationsRent, except to another Holder or an Affiliate of any of the Holders or of Investcorp S.A. In no event, however, may any of the Holders or Affiliates of any of the Holders assign, delegate or otherwise transfer any of the Tag-Along Rights provided in Section 9 of this Agreement except to another Holder or an Affiliate of any of the Holders or of Investcorp S.A.

          (c)  Governing Law.  This Agreement shall be governed by the laws of
               -------------
the State of Delaware, without regard to the provisions thereof relating to conflict of laws.

          (d)  Severability. Wherever possible, each provision of this Agreement
               ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provisions shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (e)  Entire Agreement.  This Agreement, together with the Stock
               ----------------
Purchase Agreement, is intended by the parties as a final expression of their agreement and intended to be a complete exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein.
This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

          (f)  Counterparts.  This Agreement may be executed in separate
               ------------
counterparts, each of which shall collectively and separately, constitute one agreement.

          (g)  Amendments and Waivers.  Except as provided in Section 12, any
               ----------------------
term of this Agreement may be amended or modified and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of NationsRent and Holders of at least two-thirds (by number of shares) of the Registrable Securities; provided that the observance of a term of this Agreement may in any event be waived in writing by the party that will lose the benefit of such term as a result of the waiver.

12.  Amendment of Series A Registration Rights Agreement.  NationsRent, NR
     ---------------------------------------------------
Holdings Limited, a Cayman Islands company, and NR Investments Limited, a Cayman Islands company, agree that Sections 1(d), 1(e), 2(b) and 9 of the Series A Registration Rights Agreement are hereby amended in their entirety by Sections 1(d)(ii), 1(e)(ii), 2(b)(ii) and 9 of this Agreement, respectively. This
Section 12 shall cause the Series A Registration Rights Agreement to be modified solely as to the terms which are expressly stated in this Section 12, and all other terms and conditions of the Series A Registration Rights Agreement shall remain in full force and effect. NR Holdings Limited and NR Investments Limited join this Agreement solely with respect to this Section 12 and Sections 1(d)(ii), 1(e)(ii), 2(b)(ii) and 9 of this Agreement. Any amendment or waiver of Section 1(d)(ii), 1(e)(ii), 2(b)(ii) or 9 of this Agreement shall be made in compliance with Section 11(g) of this Agreement and shall also require the written consent of holders of a majority (by number of shares) of the Series A Registrable Securities.

                      [signatures following on next page]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                              NATIONSRENT, INC.

                              By: /s/ Gene J. Ostrow
                                 -------------------------------------
                                    Name: Gene J. Ostrow
                                    Title: Executive Vice President and
                                           Chief Financial Officer


                              NR2 HOLDINGS LIMITED

                              By: /s/ Patricia Tricarico
                                  ----------------------------
                                    The Director Ltd.
                                    Director

                              /s/ James L. Kirk
                              ----------------------------------------
                              JAMES L. KIRK

                              /s/ H. Wayne Huizenga
                              ----------------------------------------
                              H. WAYNE HUIZENGA


                              DB CAPITAL INVESTORS, L.P.

                              By:   DB Capital Partners, L.P.,
                                    its General Partner

                                    By:  DB Capital Partners, Inc.,
                                         its General Partner

                                      By: /s/ Jon E. Mattson
                                          ----------------------------
                                          Jon E. Mattson
                                          Vice President


                              J.P. MORGAN CAPITAL CORPORATION

                              By: /s/ Simon Moore
                                  ------------------------------------
                                 Simon Moore
                                 Vice President

                              NR HOLDINGS LIMITED

                              By: /s/ Patricia Tricarico
                                 -------------------------------------
                                 The Director, Ltd.
                                 Director


                              NR INVESTMENTS LIMITED


                              By: /s/ Patricia Tricarico
                                 -------------------------------------
                                 The Director, Ltd.
                                 Director

                              SIXTY WALL STREET FUND, L.P., a
                              Delaware limited partnership

                              By:  Sixty Wall Street Corporation, its
                                   General Partner


                                   By: /s/ Simon Moore
                                       --------------------------------
                                       Simon Moore
                                       Vice President